Exhibit 8.1

LAW OFFICES

Silver, Freedman & Taff, L.L.P.
A LIMITED LIABILITY PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
3299 K STREET, N.W., SUITE 100
WASHINGTON, D.C. 20007	WRITER=S DIRECT DIAL NUMBER
PHONE: (202) 295-4500
FAX: (202) 337-5502
WWW.SFTLAW.COM

March 15, 2010

Boards of Directors
ViewPoint MHC
ViewPoint Financial Group
ViewPoint Bank
ViewPoint Financial Group, Inc.
1309 W. 15th Street
Plano, Texas 75075

Ladies and Gentlemen:

You have requested our opinion regarding the material federal income tax consequences resulting from the proposed conversion of ViewPoint MHC, a federal mutual holding company (the “Mutual Holding Company”) into the capital stock form of organization (the “Conversion”) to be effected pursuant to the terms of the Amended and Restated Plan of Conversion and Reorganization of Mutual Holding Company dated February 25, 2010 (the “Plan”). This opinion is being issued pursuant to Section 25 of the Plan. Capitalized terms not defined herein shall have the meaning ascribed to such terms in the Plan.

Current Structure

At the present time, Mutual Holding Company possesses a Majority Ownership Interest in Mid-Tier Holding Company. The Minority Shareholders own, or possess the right to acquire through option rights, the remaining ownership in Mid-Tier Holding Company (the “Minority Shares”) representing in the aggregate, on a fully exercised and diluted basis, less than 50% o of the outstanding common stock of Mid-Tier Holding Company. Mid-Tier Holding Company owns all of the outstanding common stock of the Bank. The only outstanding equity securities of Mid-Tier Holding Company and the Bank are shares of common stock. Mutual Holding Company is a mutual form of organization without authority to issue capital stock and is owned by its depositors, who are entitled to voting rights and liquidation proceeds, after payment of creditors, upon the complete liquidation of Mutual Holding Company.

Proposed Transactions

It is proposed, through a two-step merger process and the Offering, that Holding Company will become the owner of 100% of the outstanding common stock of the Bank and that Holding Company will be owned by the Minority Shareholders and the persons acquiring Holding Company Common Stock in the Offering, with Eligible Account Holders and Supplemental Eligible Account Holders possessing rights in the Liquidation Account of Holding Company, including indirect rights in the Bank Liquidation Account.

Boards of Directors
ViewPoint MHC
ViewPoint Financial Group
ViewPoint Bank
ViewPoint Financial Group, Inc.
March 15, 2010

Steps in the Proposed Transaction

1.   Mid-Tier Holding Company will form Holding Company as a first-tier Maryland-chartered stock corporation.

2.   Bank will amend its governing documents to provide for the Bank Liquidation Account.

3.   Mutual Holding Company will merge with and into Mid-Tier Holding Company (the “MHC Merger”) pursuant to the Agreement and Plan of Merger attached hereto as Exhibit A (the “Plan of Merger”). As part of the MHC Merger and pursuant to the Plan of Merger, the ownership rights/liquidation interests of depositor members (the Eligible Account Holders and Supplemental Eligible Account Holders) in Mutual Holding Company will be constructively exchanged for equivalent liquidation interests in Mid-Tier Holding Company.

4.   Immediately after the MHC Merger, Mid-Tier Holding Company will merge with and into Holding Company (the “Mid-Tier Merger”) pursuant to the Plan of Merger. As part of the Mid-Tier Merger, the liquidation interests constructively received by the Eligible Account Holders and Supplemental Eligible Account Holders in Mid-Tier Holding Company in the MHC Merger will automatically, without any action on the part of the holders thereof, be exchanged for an interest in the Liquidation Account of Holding Company (and indirectly for an interest in the Bank Liquidation Account), and the Minority Shares will automatically, without further action on the part of the holders thereof, be converted into and become the right to receive (or in the case of outstanding options, the right to acquire) Holding Company Common Stock based upon the Exchange Ratio.

5.   Immediately after the Mid-Tier Merger, the Holding Company will offer for sale and sell a number of shares of Holding Company Common Stock in the Offering that will represent ownership by the purchasers thereof of the same percentage of ownership of Holding Company after completion of the Offering as the percentage of ownership possessed by Mutual Holding Company in the Mid-Tier Holding Company immediately prior to the MHC Merger.

6.   The Holding Company will contribute at least 50% of the net proceeds of the Offering to the Bank in exchange for common stock of the Bank.

Consequences of the Proposed Transaction

The outstanding Holding Company Common Stock will be owned 100% by the purchasers of shares in the Offering and the Minority Shareholders. Immediately after completion of the Offering, the Minority Shareholders will possess, based solely upon their exchange of their shares in the Mid-Tier Merger, the same ownership rights (including percentage ownership) in Holding Company that they possessed in Mid-Tier Holding Company immediately prior to the Mid-Tier Merger.

Boards of Directors
ViewPoint MHC
ViewPoint Financial Group
ViewPoint Bank
ViewPoint Financial Group, Inc.
March 15, 2010

The Liquidation Account will be maintained by Holding Company for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain their deposit accounts with the Bank. The Liquidation Account will have an initial balance equal to (a) the product of (i) the percentage of the outstanding common stock of Mid-Tier Holding Company owned by Mutual Holding Company immediately prior to the MHC Merger and (ii) the Mid-Tier Holding Company’s total shareholders’ equity as reflected in its latest statement of financial condition contained in the final Prospectus utilized in the Conversion plus (b) the value of the net assets of the Mutual Holding Company as reflected in its latest statement of financial condition prior to the Conversion (excluding the value of its ownership of Mid-Tier Holding Company common stock).

Holding Company will own all of the common stock of the Bank and will hold the Bank Liquidation Account for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain their deposit accounts with the Bank.

Opinions

In connection with the opinions expressed below, we have examined and relied upon originals, or copies certified or otherwise indentified to our satisfaction, of the Plan, the Plan of Merger and such other corporate documents of Mutual Holding Company, Mid-Tier Holding Company, the Bank and Holding Company as we have deemed appropriate. We have also relied, without independent verification, upon the factual representations of Mutual Holding Company, Mid-Tier Holding Company and the Bank in a tax representation to us dated as of the date hereof.  We have assumed that such representations are true and that the parties making such representations as well as Holding Company will act in accordance with the Plan, and that the Plan, the Plan of Merger, and all other documents entered into to effect the transactions contemplated by the Plan have been duly adopted or approved by all required action and that the mergers described above will be consummated as a statutory merger resulting in the consequences described above. We express no opinion concerning the effects, if any, of variations of the foregoing.

In issuing the opinions set forth below, we have referred solely to existing provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury Regulations thereunder, current administrative rulings, notices, procedures and court decisions. Such laws, regulations, administrative rulings, notices and procedures and court decisions are subject to change at any time. Any such change could affect the continuing validity of the opinions set forth below. This opinion is as of the date hereof, and we disclaim any obligation to advise you of any change after the date hereof.

Boards of Directors
ViewPoint MHC
ViewPoint Financial Group
ViewPoint Bank
ViewPoint Financial Group, Inc.
March 15, 2010

             Based upon and subject to the foregoing and the qualifications and limitations set forth herein below, it is our opinion for federal income tax purposes, as follows:

1.    The MHC Merger of Mutual Holding Company with and into Mid-Tier Holding Company will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Code.

2.    The constructive exchange of the Eligible Account Holders and Supplemental Eligible Account Holders voting and liquidation rights in the Mutual Holding Company for liquidation interests in the Mid-Tier Holding Company in the MHC Merger will satisfy the continuity of interest requirement of Section 1.368-1(b) of the Income Tax Regulations. (cf. Rev. Rul. 69-3, 1969-1 C.B. 103, and Rev. Rul. 69-646, 1969-2 C.B. 54.)

3.    The Mutual Holding Company will not recognize any gain or loss on the transfer of its assets to the Mid-Tier Holding Company and the Mid-Tier Holding Company’s assumption of its liabilities, if any, in constructive exchange for liquidation interests in the Mid-Tier Holding Company or on the constructive distribution of such liquidation interests to the members of Mutual Holding Company who are Eligible Account Holders or Supplemental Eligible Account Holders of the Bank. (Section 361(a), 361(c) and 357(a) of the Code.)

4.    No gain or loss will be recognized by the Mid-Tier Holding Company upon the receipt of the assets of the Mutual Holding Company in the MHC Merger in exchange for the constructive transfer of liquidation interests in the Mid-Tier Holding Company to the members of Mutual Holding Company who are Eligible Account Holders and Supplemental Eligible Account Holders. (Section 1032(a) of the Code.)

5.    Eligible Account Holders and Supplemental Eligible Account Holders will recognize no gain or loss upon the constructive receipt of liquidation interests in the Mid-Tier Holding Company in exchange for their voting and liquidation rights in the Mutual Holding Company. (Section 354(a) of the Code.)

6.    The basis of the assets of Mutual Holding Company to be received by Mid-Tier Holding Company in the MHC Merger will be the same as the basis of such assets in the hands of the Mutual Holding Company immediately prior to the transfer. (Section 362(b) of the Code.)

7.    The holding period of the assets of the Mutual Holding Company to be received by Mid-Tier Holding Company in the MHC Merger will include the holding period of those assets in the hands of the Mutual Holding Company immediately prior to the transfer. (Section 1223(2) of the Code.)

8.    The Mid-Tier Merger of Mid-Tier Holding Company with and into the Holding Company will constitute a mere change in identity, form or place of organization within the meaning of Section 368(a)(1)(F) of the Code and will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(F) of the Code.

Boards of Directors
ViewPoint MHC
ViewPoint Financial Group
ViewPoint Bank
ViewPoint Financial Group, Inc.
March 15, 2010

9.            The exchange of Minority Shares for Holding Company Common Stock and the constructive exchange of the Eligible Account Holders and Supplemental Eligible Account Holders liquidation interests in the Mid-Tier Holding Company for interests in the Liquidation Account of Holding Company will satisfy the continuity of interest requirement of Section 1.368-1(b) of the Income Tax Regulations (cf. Rev. Rul. 69-3, 1969-1 C.B. 103, and Rev. Rul. 69-646, 1969-2 C.B. 54).

10.    The Mid-Tier Holding Company will not recognize any gain or loss on the transfer of its assets to the Holding Company and the Holding Company’s assumption of its liabilities in the Mid-Tier Merger pursuant to which shares of Holding Company Common Stock will be received by the Minority Stockholders in exchange for their Minority Shares and Eligible Account Holders and Supplemental Eligible Account Holders will receive interests in the Liquidation Account of Holding Company in exchange for their liquidation interests in Mid-Tier Holding Company. (Sections 361(a), 361(c) and 357(a) of the Code.)

11.    No gain or loss will be recognized by Holding Company upon the receipt of the assets of Mid-Tier Holding Company in the Mid-Tier Merger. (Section 1032(a) of the Code.)

12.    Eligible Account Holders and Supplemental Eligible Account Holders will not recognize any gain or loss upon their constructive exchange of their liquidation interests in Mid-Tier Holding Company for interests in the Liquidation Account of Holding Company. (Section 354 of the Code.)

13.    No gain or loss will be recognized by Minority Shareholders upon their exchange of Minority Shares for Holding Company Common Stock in the Mid-Tier Merger, except for cash paid in lieu of fractional shares. (Section 354 of the Code.)

14.    The basis of the assets of the Mid-Tier Holding Company to be received by the Holding Company in the Mid-Tier Merger will be the same as the basis of such assets in the hands of Mid-Tier Holding Company immediately prior to the transfer. (Section 362(b) of the Code.)

15.    The holding period of the assets of Mid-Tier Holding Company to be received by the Holding Company in the Mid-Tier Merger will include the holding period of those assets in the hands of Mid-Tier Holding Company immediately prior to the transfer. (Section 1223(2) of the Code.)

16.    It is more likely than not that the fair market value of the nontransferable subscription rights to purchase Holding Company Common Stock is zero. Accordingly, it is more likely than not that no gain or loss will be recognized by Eligible Account Holders, Supplemental Eligible Account Holders and Other Voting Members upon distribution to them of nontransferable subscription rights to purchase shares of Holding Company Common Stock. (Section 356(a) of the Code.) Gain, if any, realized by the aforesaid account holders and members will not exceed the fair market value of the subscription rights distributed. Eligible Account Holders, Supplemental Eligible Account Holders and Other Voting Members will not recognize any gain as the result of the exercise by them of nontransferable subscriptions rights. (Rev. Rul. 56-572, 1956-2 C.B. 182.)

Boards of Directors
ViewPoint MHC
ViewPoint Financial Group
ViewPoint Bank
ViewPoint Financial Group, Inc.
March 15, 2010

17.    It is more likely than not that the fair market value of the benefit provided by the Bank Liquidation Account supporting the payment of the Liquidation Account in the event the Holding Company lacks sufficient net assets is zero. Accordingly, it is more likely than not that no gain or loss will be recognized by the Holding Company or Eligible Account Holders and Supplemental Eligible Account Holders from the establishment or maintenance of the Bank Liquidation Account or the distribution to the Holding Company of rights in, or deemed distribution to Eligible Account Holders and Supplemental Eligible Account Holders of rights in, the Bank Liquidation Account in the Mid-Tier Merger. (Section 356(a) of the Code.)

18.    Each Minority Shareholder’s aggregate basis in his or her Holding Company Common Stock received in exchange for Minority Shares in the Mid-Tier Merger will be the same as the aggregate basis of the Minority Shares surrendered in exchange therefore, subject to the cash in lieu of fractional interest provisions of Paragraph 23 below. (Section 358(a) of the Code.)

19.    It is more likely than not that the basis of the Holding Company Common Stock purchased in the Offering through the exercise of the nontransferable subscription rights will be the purchase price thereof. (Section 1012 of the Code.)

20.    Each Minority Shareholder’s holding period in his or her Holding Company Common Stock received in exchange for Minority Shares in the Mid-Tier Merger will include the period during which such Minority Shares were held, provided that the Minority Shares are a capital asset in the hands of the shareholder on the date of the exchange. (Section 1223(1) of the Code.)

21.    The holding period of the Holding Company Common Stock purchased pursuant to the exercise of subscriptions rights will commence on the date on which the right to acquire such stock was exercised. (Section 1223(5) of the Code.)

22.    No gain or loss will be recognized by Holding Company on the receipt of money in exchange for Holding Company Common Stock sold in the Offering. (Section 1032 of the Code.)

23.    The payment of cash to Minority Stockholders in lieu of fractional shares of Holding Company will be treated as though fractional shares of Holding Company Common Stock were distributed as part of the Mid-Tier Merger and then redeemed by Holding Company. The cash payments will be treated as distributions in full payment for the fractional shares deemed redeemed under Section 302(a) of the Code, with the result that such shareholders will have short-term or long-term capital gain or loss to the extent that the cash they receive differs from the basis allocable to such fractional shares. (Rev. Rul. 66-365, 1966-2 C.B. 116 and Rev. Proc. 77-41, 1977-2 C.B. 574.)

Boards of Directors
ViewPoint MHC
ViewPoint Financial Group
ViewPoint Bank
ViewPoint Financial Group, Inc.
March 15, 2010

Our opinions under paragraphs 16 and 19 above are based on the position that the subscription rights to purchase shares of Holding Company Common Stock received by Eligible Account Holders, Supplemental Eligible Account Holders and Other Members have a fair market value of zero. We understand that the subscription rights will be granted at no cost to the recipients, will be legally nontransferable and of short duration, and will provide the recipient with the right only to purchase shares of Holding Company Common Stock at the same price to be paid by purchasers in the Offering. We also note that the Internal Revenue Service has not in the past concluded that subscription rights have any value. In addition, we are relying on a letter from Feldman Financial Advisors, Inc. to you stating its belief that subscription rights do not have any economic value at the time of distribution or at the time the rights are exercised in the Subscription Offering. Based on the foregoing, we believe it is more likely than not that the nontransferable subscription rights to purchase Holding Company Common Stock have no value.

If the subscription rights are subsequently found to have an economic value, income may be recognized by various recipients of the subscription rights (in certain cases, whether or not the rights are exercised) and the Holding Company and/or the Bank may be taxable on the distribution of the subscription rights.

Our opinion under paragraph 17 above is based on the position that the benefit provided by the Bank Liquidation Account supporting the payment of the Liquidation Account in the event the Holding Company lacks sufficient net assets has a fair market value of zero. We understand that: (i) there is no history of any holder of a liquidation account receiving any payment attributable to a liquidation account; (ii) the interests in the Liquidation Account and Bank Liquidation Account are not transferable; (iii) the amounts due under the Liquidation Account with respect to each Eligible Account Holder and Supplemental Eligible Account Holder (and corresponding amounts due under the Bank Liquidation Account) will be reduced as their deposits in the Bank are reduced as described in the Plan; and (iv) the Bank Liquidation Account payment obligation arises only if the Holding Company lacks sufficient net assets to fund the Liquidation Account.

In addition, we are relying on a letter from Feldman Financial Advisors, Inc. to you stating its belief that the benefit provided by the Bank Liquidation Account supporting the payment of the Liquidation Account in the event the Holding Company lacks sufficient net assets does not have any economic value at the time of the Mid-Tier Merger or upon completion of the Offering. Based on the foregoing we believe it is more likely than not that such rights in the Bank Liquidation Account have no value.

If such Bank Liquidation rights are subsequently found to have an economic value, income may be recognized by the Holding Company or each Eligible Account Holder and Supplemental Eligible Account Holder in the amount of such fair market value as of the effective date of the Mid-Tier Merger.

Sincerely,

/s/ Silver, Freedman & Taff, L.L.P.

SILVER, FREEDMAN & TAFF, L.L.P.

CONSENT

We hereby consent to the filing of the opinion as an exhibit to the Mutual Holding Company’s Application for Conversion filed with the OTS and to the Holding Company’s Registration Statement on Form S-1 as filed with the SEC. We also consent to the references to our firm in the Prospectus contained in the Application for Conversion and Form S-1 under the captions “The Conversion and Offering-Material Income Tax Consequences” and “Legal Matters.”

Sincerely,

/s/ Silver, Freedman & Taff, L.L.P.

SILVER, FREEDMAN & TAFF, L.L.P.